ABS New Issue Term Sheet

MASTR Asset Backed Securities Trust 2006-HE3
Mortgage Pass-Through Certificates

$572,821,000
(Approximate)

Wells Fargo Bank, NA
(Master Servicer and Trust Administrator)

HomEq Servicing Corporation
(Servicer)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Seller and Sponsor)

August 2, 2006

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MASTR Asset Backed Securities Trust 2006-HE3 Mortgage Pass-Through Certificates

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

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(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
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MASTR Asset Backed Securities Trust 2006-HE3
Mortgage Pass-Through Certificates
$572,821,000 (Approximate Offered Certificates)

Structure Overview
Class(1,2)	Approx. Size ($)(3)	Certificate Type	Expected WAL (years) Call(4) / Mat(4)	Expected Principal Window Call(4) / Mat(4)	Legal Final Distribution Date	Initial Credit Enhancement(5)	Expected Ratings S&P / Moody’s/ DBRS
Offered Certificates
A-1(6)	245,670,000	FLT / SEN / SEQ	1.00 / 1.00	1 - 22 / 1 - 22	August 2036	19.50%	AAA / Aaa / AAA
A-2(6)	71,130,000	FLT / SEN / SEQ	2.00 / 2.00	22 - 28 / 22 - 28	August 2036	19.50%	AAA / Aaa / AAA
A-3(6)	96,760,000	FLT / SEN / SEQ	3.25 / 3.25	28 - 63 / 28 - 63	August 2036	19.50%	AAA / Aaa / AAA
A-4(6)	53,402,000	FLT / SEN / SEQ	6.12 / 7.85	63 - 76 / 63 - 177	August 2036	19.50%	AAA / Aaa / AAA
M-1(6,7)	20,302,000	FLT / MEZ / SEQ	3.60 / 3.60	41 - 46 / 41 - 46	August 2036	16.00%	AA+ / Aa1 / AA (high)
M-2(6,7)	18,562,000	FLT / MEZ / SEQ	4.59 / 4.59	46 - 73 / 46 - 73	August 2036	12.80%	AA / Aa2 / AA
M-3(6,7)	10,732,000	FLT / MEZ / SEQ	6.31 / 8.48	73 - 76 / 73 - 147	August 2036	10.95%	AA / Aa3 / AA (low)
M-4(6,7)	9,281,000	FLT / MEZ	4.43 / 4.86	40 - 76 / 40 - 126	August 2036	9.35%	AA- / A1 / A (high)
M-5(6,7)	9,281,000	FLT / MEZ	4.41 / 4.81	39 - 76 / 39 - 121	August 2036	7.75%	A+ / A2 / A
M-6(6,7)	8,701,000	FLT / MEZ	4.39 / 4.75	39 - 76 / 39 - 114	August 2036	6.25%	A- / A3 / A
M-7(6,7)	8,121,000	FLT / MEZ	4.37 / 4.67	38 - 76 / 38 - 107	August 2036	4.85%	BBB+ / Baa1 / A (low)
M-8(6,7)	6,960,000	FLT / MEZ	4.36 / 4.58	38 - 76 / 38 - 98	August 2036	3.65%	BBB / Baa2 / BBB (high)
M-9(6,7)	4,930,000	FLT / MEZ	4.34 / 4.47	37 - 76 / 37 - 89	August 2036	2.80%	BBB- / Baa3 / BBB
M-10(6,7)	4,060,000	FLT / MEZ	4.30 / 4.31	37 - 76 / 37 - 80	August 2036	2.10%	BB+ / Ba1 / BBB (low)
M-11(6,7)	4,929,000	FLT / MEZ	4.04 / 4.04	37 - 70 / 37 - 70	August 2036	1.25%	BB / Ba2 / BBB (low)

Notes:
(1)	The Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first and second lien, adjustable- and fixed-rate mortgage loans.
(2)	The Certificates will be subject to the Net WAC Rate as described herein.
(3)	The Approximate Size of each class is subject to a permitted variance of plus or minus 10%.
(4)	See the Pricing Speed below.
(5)	Includes initial Overcollateralization of approximately 1.25%.
(6)
After the Optional Termination Date, the margin on each of the Class A Certificates will increase to 2.0 times their initial margin and the margin on each of the Class M Certificates will increase to 1.5 times their initial margin.

(7)	The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans	4.6% CPR growing to 23% CPR over 12 months and 23% CPR thereafter
Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter

Transaction Highlights

•
The mortgage loans consist of fixed and adjustable-rate, first and second lien residential mortgage loans originated by WMC Mortgage Corporation, Meritage Mortgage Corporation, EquiFirst Corporation and First Street Financial, Inc.

•	The transaction consists of a Senior / Mezz / OC structure.
•	The Credit Enhancement for the Certificates will be provided through Subordination, Overcollateralization as of the Cut-off date of approximately 1.25% and Excess Spread.
•	The Class A and M Certificates also will have the benefit of an Interest Rate Swap Agreement and Interest Rate Cap Agreement.
•	The Mortgage Loans will be serviced by HomEq Servicing Corporation, rated SQ1- (Moody’s), Strong (S&P) and RPS1 (Fitch).
•	None of the Mortgage Loans will be covered by Mortgage Insurance.
•	None of the Mortgage Loans are classified as “High Cost” loans.
•	The Offered Certificates (other than the Class M-10 Certificates and Class M-11 Certificates) will be ERISA eligible, subject to certain investor-based exemptions.
•	None of the Offered Certificates will be SMMEA eligible.
•	All numbers and percentages herein relating to the Mortgage Loans are as of the Cut-off Date.
•	The collateral balance is subject to a permitted variance of plus or minus 5%.
•	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.
•	Bloomberg: MABS 2006-HE3
•	Intex: MAB06HE3

Mortgage Pool Summary	MASTR ABS 2006-HE3 Mortgage Loans
	Adjustable Rate	Fixed Rate	Aggregate
Current Balance	$469,955,866	$110,121,174	$580,077,039
Number of Loans	2057	1130	3187
Average Loan Balance	$228,467	$97,452	$182,014
Wtd. Avg. Gross Coupon	8.031%	9.292%	8.271%
Wtd. Avg Net Coupon(1)	7.516%	8.777%	7.756%
Wtd. Avg. FICO	641	640	641
Wtd. Avg. Original LTV(2)	82.02%	88.03%	83.16%
Wtd. Avg. Stated Remaining Term (months)	357	280	342
Wtd. Avg. Seasoning (months)	3	3	3
Wtd. Avg. Months to Next Adj. Date	25	N/A	25
Wtd. Avg. Margin	6.288%	N/A	6.288%
Wtd. Avg. Initial Rate Cap	3.048%	N/A	3.048%
Wtd. Avg. Periodic Rate Cap	1.120%	N/A	1.120%
Wtd. Avg. Maximum Rate	14.535%	N/A	14.535%
Wtd. Avg. Minimum Rate	8.014%	N/A	8.014%
(1)  The Administrative Fees have been subtracted from the Weighted Average Net Coupon.
(2)  References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Transaction Overview
Issuer:	MASTR Asset Backed Securities Trust 2006-HE3.

Depositor:	Mortgage Asset Securitization Transactions, Inc.

Seller and Sponsor:	UBS Real Estate Securities Inc.

Originators:	WMC Mortgage Corporation, Meritage Mortgage Corporation, EquiFirst Corporation and First Street Financial, Inc.

Servicer:	HomEq Servicing Corporation.

Servicer Ratings:	Primary Servicer: SQ1- (Moody’s), Strong (S&P) and RPS1 (Fitch). Special Servicer: N/R (Moody’s), Strong (S&P), and RSS1 (Fitch).

Master Servicer and Trust Administrator:	Wells Fargo Bank, N.A.

Trustee:	U.S. Bank National Association.

Swap Provider:	TBD

Cap Provider:	TBD

Sole Underwriter:	UBS Securities LLC.

Credit Risk Manager:	Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company.

Class A Certificates:	The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates.

Class M Certificates:
The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates.

Sequential Class M Certificates:	The Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates.

Offered Certificates:	The Class A Certificates and Class M Certificates.

Non-Offered Certificates:	Retained Certificates.

Retained Certificates:	The Class CE Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates.

Collateral:	As of August 1, 2006, the Mortgage Loans will consist of approximately 3,187 fixed and adjustable-rate, first and second lien mortgage loans totaling approximately $580,077,039.

Transaction Overview
Expected Pricing Date:	August 4, 2006

Expected Closing Date:	August 30, 2006

Cut-off Date:	August 1, 2006

Record Date:	The business day immediately preceding each Distribution Date.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in September 2006.

Determination Date:
The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date and any principal prepayment in full, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing August 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs and for any Distribution Date and any principal prepayment in part, is the calendar month preceding the month in which such Distribution Date occurs.

Accrual Period:
For the Class A Certificates and the Class M Certificates for any Distribution Date is the period from the previous Distribution Date (or, in the case of the first Accrual Period from the Closing Date) to the day prior to the current Distribution Date. Interest will be calculated for the Class A Certificates and the Class M Certificates on the basis of the actual number of days in the Accrual Period, based on a 360-day year. Each class of Offered Certificates will initially settle flat (no accrued interest).

Optional Termination:
The majority holder of the Class CE Certificates (unless such majority holder is the Seller or an affiliate of the Seller), or if such majority holder fails to exercise such option, the Master Servicer (or if the Master Servicer fails to exercise its option, NIMs Insurer, if any), may purchase all of the Mortgage Loans and REO properties and retire the certificates on or after the Optional Termination Date.

Optional Termination Date:
The first Distribution Date on which the aggregate principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

ERISA:	The Offered Certificates (other than the Class M-10 Certificates and Class M-11 Certificates) are expected to be ERISA eligible as of the Closing Date, subject to certain investor based exemptions.

SMMEA:	None of the Certificates will be SMMEA eligible.

Taxation:	Designated portions of the Trust will be established as one or more REMICs for federal income tax purposes.

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Credit Enhancement
Credit Enhancement:

1) Excess Spread
2) Overcollateralization (“OC”)
3) Subordination
The Class A and M Certificates also will have the benefit of an Interest Rate Swap Agreement and Interest Rate Cap Agreement, each as described herein.

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date an amount equal to approximately 1.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date if there is no Trigger Event, the greater of (a) approximately 2.50% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) an amount equal to approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date or (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. On and after any Distribution Date following the reduction of the aggregate certificate principal balance of the Class A Certificates and the Class M Certificates to zero, the Overcollateralization Target Amount shall be zero.

Overcollateralized Amount
With respect to any Distribution Date, an amount equal to (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate certificate principal balance of the Class A Certificates, the Class M Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

Overcollateralization Release Amount:
With respect to any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in September 2009 and (B) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) for the Class A Certificates is greater than or equal to approximately 39.00%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the Overcollateralized Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

	EXPECTED TARGET CREDIT ENHANCEMENT PERCENTAGE
	Class	Closing Date	After Stepdown Date
	A	19.50%	39.00%
	M-1 / M-2 / M-3	10.95%	21.90%
	M-4	9.35%	18.70%
	M-5	7.75%	15.50%
	M-6	6.25%	12.50%
	M-7	4.85%	9.70%
	M-8	3.65%	7.30%
	M-9	2.80%	5.60%
	M-10	2.10%	4.20%
	M-11	1.25%	2.50%

Credit Enhancement
Delinquency Percentage:
The Delinquency Percentage, for any Distribution Date, is a percentage equivalent to a fraction, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of prior calendar month, taking into account any prepayments received through the end of the Prepayment Period, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month, taking into account any prepayments received through the end of the Prepayment Period.

Rolling Three Month Delinquency Percentage:
Rolling Three Month Delinquency Percentage, with respect to any Distribution Date, will be the average of the Delinquency Percentages for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:
(a)  the Rolling Three Month Delinquency Percentage as of the last day of the immediately preceding month, taking into account any prepayments received through the end of the Prepayment Period, equals or exceeds [38.40]% of the Credit Enhancement Percentage for the Class A Certificates and for that Distribution Date; or
(b)  the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

	Payment Date Occurring in	Percentage
	September 2008 through August 2009	[1.35]% for the first month, plus an additional 1/12th of [1.65]% for each month thereafter
	September 2009 through August 2010	[3.00]% for the first month, plus an additional 1/12th of [1.70]% for each month thereafter
	September 2010 through August 2011	[4.70]% for the first month, plus an additional 1/12th of [1.35]% for each month thereafter
	September 2011 through August 2012	[6.05]% for the first month, plus an additional 1/12th of [0.75]% for each month thereafter
	September 2012 and thereafter	[6.80]%

Payment of Interest
Interest Payment Priority:
On each Distribution Date, the related Interest Remittance Amounts will be distributed in the following order of priority:
(i)   concurrently to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro-rata basis based on the entitlement of each such class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, related to such Certificates;
(ii)   to the holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount for such class;
(iii)  to the holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount for such class;
(iv)  to the holders of the Class M-3 Certificates, the Monthly Interest Distributable Amount for such class;
(v)   to the holders of the Class M-4 Certificates, the Monthly Interest Distributable Amount for such class;
(vi)  to the holders of the Class M-5 Certificates, the Monthly Interest Distributable Amount for such class;
(vii)     to the holders of the Class M-6 Certificates, the Monthly Interest Distributable Amount for such class;
(viii)    to the holders of the Class M-7 Certificates, the Monthly Interest Distributable Amount for such class;
(ix)   to the holders of the Class M-8 Certificates, the Monthly Interest Distributable Amount for such class;
(x)    to the holders of the Class M-9 Certificates, the Monthly Interest Distributable Amount for such class;
(xi)   to the holders of the Class M-10 Certificates, the Monthly Interest Distributable Amount for such class; and
(xii)  to the holders of the Class M-11 Certificates, the Monthly Interest Distributable Amount for such class.

Servicing Advances:
The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:
The Pass-Through Rate on any Distribution Date with respect to each class of Certificates will equal the lesser of (a) the related Formula Rate for such Distribution Date and (b) the Net WAC Rate for such Distribution Date.

Formula Rate:
The Formula Rate for each class of Certificates will equal the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the Maximum Cap Rate.

Administrative Fees:
The Servicing Fee calculated at the Servicing Fee Rate of 0.5000% per annum, Master Servicing Fee calculated at the Master Servicing Fee Rate of 0.0025% per annum, and the Credit Risk Manager Fee calculated at the Credit Risk Manager Fee Rate of 0.0125% per annum. Administrative Fees will be paid monthly based on the stated principal balance of the Mortgage Loans.

Payment of Interest
Monthly Interest Distributable Amount:
The Monthly Interest Distributable Amount for each of the Class A and Class M Certificates on any Distribution Date will be equal to the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date and reduced (to not less than zero), in the case of each such class, by any Prepayment Interest Shortfalls (allocated to such class and shortfalls resulting from the application of the Relief Act for such Distribution Date).

Unpaid Interest Shortfall Amount
The Unpaid Interest Shortfall Amount means (i) for each class of Class A Certificates and the Class M Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Class A Certificates and Class M Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

Net WAC Rate:
The per annum rate (subject, in each case, to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider on such Distribution Date divided by the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust on such Distribution Date, divided by the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Maximum Cap Rate:
The Maximum Cap Rate is calculated in the same manner as the Net WAC Rate, but based on the Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Adjusted Net Mortgage Rates of the applicable Mortgage Loans plus, an amount, expressed as a per annum rate, equal to the product of: (i) a fraction, the numerator of which is equal to the sum of (1) any Net Swap Payment made by the Swap Provider on such Distribution Date and (2) any payments received under the Interest Rate Cap on such Distribution Date and the denominator of which is equal to the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Adjusted Net Mortgage Rate:
The per annum rate equal to the mortgage rate of each Mortgage Loan as of the first day of the related Due Period minus (a) the Servicing Fee Rate and (b) the Master Servicing Fee Rate, and (c) the Credit Risk Manager Fee Rate.

Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the maximum mortgage rate (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the sum of (a) the Servicing Fee Rate and (b) the Master Servicing Fee Rate and, (c) the Credit Risk Manager Fee Rate.

Payment of Interest
Net WAC Rate Carryover Amount:
For any Distribution Date, the sum of (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate had been the related Formula Rate, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date, together with accrued interest on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, Interest Rate Cap and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of approximately $580,077,000. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to the per annum periodic rate (shown in the attached Swap Schedule) on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.
Any Net Swap Payment or Swap Termination Payment owed to the Swap Provider will be deposited from amounts collected on the Mortgage Loans prior to any distributions to certificateholders and deposited in a swap account (the “Swap Account”) other than any Swap Termination Payment resulting from a Swap Provider Trigger Event. Any Net Swap Payment received by the Trustee from the Swap Administrator will be deposited into the Swap Account pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.
Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.
On each Distribution Date, amounts in deposit in the Swap Account will be distributed as follows in each case after taking into account any payments made from Net Monthly Excess Cashflow:
(i)  to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;
(ii)  to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;
(iii)  to pay any unpaid interest on the Class A Certificates, pro-rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;
(iv)  to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(v)  to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;
(vi)  to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(vii)  to pay the Class CE Certificates as provided in the Swap Administration Agreement and the Pooling and Servicing Agreement.

Payment of Interest (continued)
Interest Rate Cap Agreement:
On each Distribution Date, any amounts received pursuant to the Interest Rate Cap Agreement will be deposited into an account (the “Cap Account”) and such amounts will be distributed as follows in each case after application of amounts received from the Swap Agreement and Net Monthly Excess Cashflow:
(i)    to pay any unpaid interest on the Class A Certificates, pro-rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;
(ii)   to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(iii)  to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;
(iv)  to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(v)   to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and Class M Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the principal remittance amount.

Payment of Principal
Principal Payment Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount shall be distributed as follows:
(i)   sequentially to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;
(ii)   to the holders of the Class M-1 Certificates, any Principal Distribution Amount remaining after the payment of (i) above until the Certificate Principal Balance thereof has been reduced to zero;
(iii)   to the holders of the Class M-2 Certificates, any Principal Distribution Amount remaining after the payment of (i) and (ii) above until the Certificate Principal Balance thereof has been reduced to zero;
(iv)  to the holders of the Class M-3 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii) and (iii) above until the Certificate Principal Balance thereof has been reduced to zero;
(v)   to the holders of the Class M-4 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii) and (iv) above until the Certificate Principal Balance thereof has been reduced to zero;
(vi)  to the holders of the Class M-5 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv) and (v) above until the Certificate Principal Balance thereof has been reduced to zero;
(vii)  to the holders of the Class M-6 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v) and (vi) above until the Certificate Principal Balance thereof has been reduced to zero;
(viii)  to the holders of the Class M-7 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi) and (vii) above until the Certificate Principal Balance thereof has been reduced to zero;
(ix)  to the holders of the Class M-8 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above until the Certificate Principal Balance thereof has been reduced to zero
(x)  to the holders of the Class M-9 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above until the Certificate Principal Balance thereof has been reduced to zero;
(xi)  to the holders of the Class M-10 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above until the Certificate Principal Balance thereof has been reduced to zero; and
(xii)  to the holders of the Class M-11 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Payment Priority: (continued)
On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed as follows:
(i)  sequentially, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, up to the Class A Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;
(ii)  sequentially, to the holders of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, the Sequential Class M Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;
(iii)  to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(iv)  to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(v)  to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vi)  to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vii)  to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(viii)  to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(ix)  to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and
(x)  to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Distribution Amount:
The Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) any overcollateralization increase amount for such Distribution Date minus any Overcollateralization Release Amount for such Distribution Date.

Class A Principal Distribution Amount:
The “Class A Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 61.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,900,385.

Sequential Class M Principal Distribution Amount:
The “Sequential Class M Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,900,385.

Class M-4 Principal Distribution Amount:
The “Class M-4 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount) and (iii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,900,385.

Class M-5 Principal Distribution Amount:
The “Class M-5 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,900,385.

Class M-6 Principal Distribution Amount:
The “Class M-6 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,900,385.

Payment of Principal
Class M-7 Principal Distribution Amount:
The “Class M-7 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,900,385.

Class M-8 Principal Distribution Amount:
The “Class M-8 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,900,385.

Class M-9 Principal Distribution Amount:
The “Class M-9 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,900,385.

Class M-10 Principal Distribution Amount:
The “Class M-10 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 95.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,900,385.

Class M-11 Principal Distribution Amount:
The “Class M-11 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 97.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,900,385.

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions:	With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:

(i)
to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount distributable as part of the Principal Distribution Amount

(ii)	to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(iii)	to the holders of the Class M-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(iv)	to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(v)	to the holders of the Class M-2 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(vi)	to the holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(vii)	to the holders of the Class M-3 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(viii)	to the holders of the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(ix)	to the holders of the Class M-4 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(x)	to the holders of the Class M-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xi)	to the holders of the Class M-5 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xii)	to the holders of the Class M-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xiii)	to the holders of the Class M-6 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xiv)	to the holders of the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xv)	to the holders of the Class M-7 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xvi)	to the holders of the Class M-8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xvii)	to the holders of the Class M-8 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xviii)	to the holders of the Class M-9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xix)	to the holders of the Class M-9 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xx)	to the holders of the Class M-10 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xxi)	to the holders of the Class M-10 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xxii)	the holders of the Class M-11 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xxiii)	to the holders of the Class M-11 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xxiv)
to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, to distribute to the holders of the Class A and the Class M Certificates any Net WAC Rate Carryover Amounts for such classes;

(xxv)	to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and

(xxvi)	to the holders of the Class CE, Class R and Class P Certificates as provided in the Pooling and Servicing Agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Asset Backed Finance
Michael Leung	212-713-8661
Michael Boyle	212-713-4129
Soohuck Chun	212-713-1280
John Fernandez	212-713-8859
Glenn McIntyre	212-713-3180
Vadim Khoper	212-713-3818
Jennie Tom	212-713-4701
Brian Kramer	212-713-1040
Elizabeth Szondy	212-713-6263

ABS Trading & Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4330
Stuart Lippman	212-713-2946
Joe Ruttle	212-713-2252
Dave Stauber	212-713-4330

Rating Agency Contacts

Standard & Poor’s
Ken Epstein	212-438-4065
Frank Bruzese	212-438-1809

Moody’s
Stephanie Poage	415-274-1741
James Huang	212-553-2935

Dominion Bond Rating Service
Quincy Tang	212-806-3256
Mark Zelmanovich	212-806-3260

Appendix 1-

Collateral Tables

Collateral Summary for the Aggregate Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	3,187
Aggregate Current Principal Balance:	$580,077,039
Average Current Principal Balance:	$182,014	$12,694-$1,248,750
Aggregate Original Principal Balance:	$580,776,719
Average Original Principal Balance:	$182,233	$12,700-$1,250,000
Fully Amortizing Non-IO Mortgage Loans:	27.62%
Fully Amortizing IO Mortgage Loans:	12.76%
Balloon Loans:	59.62%
1st Lien:	92.17%
Wtd. Avg. Gross Coupon:	8.271%	5.875%-14.999%
Wtd. Avg. Original Term(months):	345	120-360
Wtd. Avg. Remaining Term(months):	342	115-359
Wtd. Avg. Margin(ARM Loan Only):	6.288%	2.750%-11.875%
Maximum Interest Rate (ARM Loans Only):	14.535%	11.600%-19.875%
Minimum Interest Rate (ARM Loans Only):	8.014%	2.750%-12.875%
Wtd. Avg. Original LTV:	83.16%	18.60%-100.00%
Wtd. Avg. Borrower FICO:	641	500-808
Geographic Distribution (Top 5):	CA	33.14%
	FL	9.73%
	AZ	5.07%
	IL	4.83%
	NY	4.81%

Current Unpaid Principal Balance of the Aggregate Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	383	12,942,559	2.23	33,793	11.227	98.20	639	36.87	93.36
50,000.01 to 100,000.00	680	50,950,536	8.78	74,927	9.899	89.86	635	26.20	43.78
100,000.01 to 150,000.00	582	72,678,917	12.53	124,878	8.654	83.34	630	30.17	12.25
150,000.01 to 200,000.00	471	82,836,822	14.28	175,874	8.156	82.67	631	26.74	2.58
200,000.01 to 250,000.00	291	65,232,162	11.25	224,166	7.965	81.25	635	20.12	0.00
250,000.01 to 300,000.00	242	66,833,409	11.52	276,171	7.877	81.61	642	21.06	0.00
300,000.01 to 350,000.00	164	52,795,009	9.10	321,921	7.876	81.13	640	24.32	0.00
350,000.01 to 400,000.00	123	46,209,126	7.97	375,684	7.721	81.54	654	17.31	0.00
400,000.01 to 450,000.00	77	32,771,852	5.65	425,608	7.984	82.03	642	13.00	0.00
450,000.01 to 500,000.00	69	32,851,593	5.66	476,110	7.743	83.91	664	16.03	0.00
500,000.01 to 550,000.00	39	20,360,001	3.51	522,051	7.757	82.35	658	20.53	0.00
550,000.01 to 600,000.00	30	17,309,935	2.98	576,998	8.343	80.89	640	13.17	0.00
600,000.01 to 650,000.00	11	6,862,807	1.18	623,892	8.066	81.21	646	17.78	0.00
650,000.01 to 700,000.00	8	5,425,626	0.94	678,203	8.413	83.54	631	0.00	0.00
700,000.01 to 750,000.00	8	5,802,602	1.00	725,325	7.423	83.12	690	12.59	0.00
750,000.01 to 800,000.00	3	2,282,491	0.39	760,830	8.214	77.85	600	66.76	0.00
800,000.01 to 850,000.00	1	828,272	0.14	828,272	7.950	89.24	783	0.00	0.00
850,000.01 to 900,000.00	1	898,891	0.15	898,891	6.750	72.00	604	0.00	0.00
900,000.01 to 950,000.00	1	902,702	0.16	902,702	8.375	85.00	721	0.00	0.00
950,000.01 to 1,000,000.00	1	959,007	0.17	959,007	7.375	80.00	601	100.00	0.00
1,000,000.01 to 1,250,000.00	2	2,342,720	0.40	1,171,360	6.914	82.48	659	100.00	0.00
Total:	3,187	580,077,039	100.00	182,014	8.271	83.16	641	22.93	7.83

Originators of the Aggregate Mortgage Loans

Originator	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
WMC Mortgage Corporation	1,863	336,713,921	58.05	180,737	8.179	82.74	642	29.84	11.13
Meritage Mortgage Corporation	673	118,308,414	20.40	175,793	8.714	85.09	641	7.32	4.96
Equifirst Corporation	528	97,310,636	16.78	184,300	7.989	83.35	642	16.53	0.00
First Street Financial, Inc.	123	27,744,069	4.78	225,562	8.473	79.26	620	28.00	7.53
Total:	3,187	580,077,039	100.00	182,014	8.271	83.16	641	22.93	7.83

Current Mortgage Rates of the Aggregate Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	7	2,321,928	0.40	331,704	5.957	76.60	724	21.70	0.00
6.001 to 6.500	61	18,447,796	3.18	302,423	6.366	79.61	691	37.35	0.00
6.501 to 7.000	184	54,153,536	9.34	294,313	6.838	78.53	674	33.05	0.00
7.001 to 7.500	437	104,449,502	18.01	239,015	7.316	80.16	655	23.61	0.00
7.501 to 8.000	592	135,272,183	23.32	228,500	7.813	81.43	644	22.10	0.10
8.001 to 8.500	375	82,365,444	14.20	219,641	8.291	82.43	632	17.03	0.41
8.501 to 9.000	324	62,023,275	10.69	191,430	8.774	82.56	625	17.56	1.38
9.001 to 9.500	206	36,999,912	6.38	179,611	9.293	86.76	613	22.60	4.03
9.501 to 10.000	250	28,545,483	4.92	114,182	9.808	89.41	594	28.44	14.07
10.001 to 10.500	131	14,590,878	2.52	111,381	10.340	88.81	613	23.47	30.43
10.501 to 11.000	193	14,683,141	2.53	76,078	10.872	96.09	628	23.23	70.64
11.001 to 11.500	145	10,261,340	1.77	70,768	11.301	97.73	637	22.86	85.90
11.501 to 12.000	101	6,219,699	1.07	61,581	11.831	96.95	621	23.06	86.71
12.001 to 12.500	91	4,940,064	0.85	54,286	12.345	99.28	636	18.28	97.72
12.501 to 13.000	61	3,591,803	0.62	58,882	12.825	98.65	624	4.03	98.52
13.001 to 13.500	7	407,545	0.07	58,221	13.339	99.96	659	0.00	100.00
13.501 to 14.000	11	427,996	0.07	38,909	13.842	100.00	635	7.99	100.00
14.001 to 14.500	4	217,783	0.04	54,446	14.471	100.00	643	22.72	100.00
14.501 to 15.000	7	157,730	0.03	22,533	14.913	100.00	626	0.00	100.00
Total:	3,187	580,077,039	100.00	182,014	8.271	83.16	641	22.93	7.83

Credit Scores of the Aggregate Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 or less	1	213,230	0.04	213,230	8.770	80.00	500	0.00	0.00
501 to 520	49	10,413,007	1.80	212,510	9.334	76.45	511	42.09	0.00
521 to 540	96	15,344,081	2.65	159,834	9.286	78.86	530	33.19	0.00
541 to 560	109	20,040,479	3.45	183,858	8.889	79.11	552	41.44	0.40
561 to 580	157	28,258,524	4.87	179,991	8.791	82.31	572	43.26	1.49
581 to 600	346	53,368,469	9.20	154,244	8.501	82.46	591	43.03	6.35
601 to 620	504	85,143,556	14.68	168,936	8.407	82.59	610	26.99	9.56
621 to 640	493	86,319,387	14.88	175,090	8.283	83.97	631	21.29	9.04
641 to 660	474	84,996,986	14.65	179,319	8.238	83.22	650	13.06	9.61
661 to 680	336	63,089,463	10.88	187,766	8.126	83.87	670	16.11	9.51
681 to 700	214	47,769,613	8.24	223,222	7.910	84.09	690	11.01	8.25
701 to 720	162	32,403,957	5.59	200,024	7.822	85.67	710	13.69	8.76
721 to 740	108	23,739,300	4.09	219,808	7.623	85.27	729	18.49	7.81
741 to 760	75	15,313,063	2.64	204,174	7.650	84.68	750	8.15	12.07
761 to 780	34	7,091,429	1.22	208,571	7.874	84.37	769	11.25	6.41
781 to 800	22	4,906,708	0.85	223,032	7.168	84.54	787	22.76	5.59
801 to 820	7	1,665,788	0.29	237,970	7.044	78.97	804	9.45	13.39
Total:	3,187	580,077,039	100.00	182,014	8.271	83.16	641	22.93	7.83

Lien Status of the Aggregate Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	2,427	534,648,326	92.17	220,292	8.020	81.77	639	23.05	0.00
2	760	45,428,713	7.83	59,775	11.224	99.54	654	21.48	100.00
Total:	3,187	580,077,039	100.00	182,014	8.271	83.16	641	22.93	7.83

Original LTV Ratios of the Aggregate Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	41	5,936,364	1.02	144,789	7.821	40.50	612	24.15	0.00
50.01 to 55.00	11	2,211,425	0.38	201,039	7.668	52.04	607	0.00	0.00
55.01 to 60.00	27	4,782,255	0.82	177,121	7.922	58.01	594	35.52	0.00
60.01 to 65.00	44	8,600,048	1.48	195,456	7.738	62.97	603	26.25	0.00
65.01 to 70.00	65	13,306,603	2.29	204,717	8.038	69.14	595	23.15	0.00
70.01 to 75.00	124	28,587,938	4.93	230,548	8.036	74.23	606	18.83	0.00
75.01 to 80.00	1,338	310,836,174	53.59	232,314	7.810	79.88	651	18.69	0.00
80.01 to 85.00	203	43,768,444	7.55	215,608	8.185	84.51	611	32.22	0.00
85.01 to 90.00	265	53,635,716	9.25	202,399	8.507	89.70	625	35.16	1.86
90.01 to 95.00	159	28,659,238	4.94	180,247	8.748	94.55	626	46.41	6.41
95.01 to 100.00	910	79,752,834	13.75	87,640	10.033	99.96	661	18.52	53.41
Total:	3,187	580,077,039	100.00	182,014	8.271	83.16	641	22.93	7.83

S&P Documentation Levels of the Aggregate Mortgage Loans

S&P Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Stated Doc (V)	1,412	283,957,482	48.95	201,103	8.371	82.32	659	0.00	9.60
Limited Doc (Y)	855	150,529,560	25.95	176,058	8.218	84.09	627	0.00	4.86
Full Doc (Z)	844	132,993,554	22.93	157,575	8.134	83.89	618	100.00	7.34
Reduced Doc (X)	76	12,596,444	2.17	165,743	8.065	83.08	626	0.00	8.68
Total:	3,187	580,077,039	100.00	182,014	8.271	83.16	641	22.93	7.83

Purpose of the Aggregate Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Purchase	2,028	342,024,025	58.96	168,651	8.356	84.92	656	18.37	11.03
Cash Out Refi	1,050	220,440,124	38.00	209,943	8.121	80.66	618	30.19	3.31
Rate & Term Refi	109	17,612,891	3.04	161,586	8.497	80.19	618	20.49	2.29
Total:	3,187	580,077,039	100.00	182,014	8.271	83.16	641	22.93	7.83

Property Types of the Aggregate Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	2,324	408,113,098	70.35	175,608	8.244	82.91	638	23.92	7.57
Pud	311	63,364,691	10.92	203,745	8.376	83.71	638	22.45	8.71
MultiFamily	186	48,453,395	8.35	260,502	8.558	84.31	654	16.98	6.72
Condominium	263	41,981,806	7.24	159,627	8.045	83.53	659	20.32	9.84
Pud Attached	77	14,407,899	2.48	187,116	8.323	83.07	643	24.45	11.16
Townhouse	21	3,104,388	0.54	147,828	7.881	81.80	645	24.09	0.00
Pud Detached	4	573,151	0.10	143,288	8.267	87.10	647	17.51	0.00
Rowhouse	1	78,612	0.01	78,612	8.700	75.00	612	0.00	0.00
Total:	3,187	580,077,039	100.00	182,014	8.271	83.16	641	22.93	7.83

Occupancy Status of the Aggregate Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	3,035	555,798,687	95.81	183,130	8.268	83.11	639	22.77	7.89
Second Home	87	12,564,636	2.17	144,421	8.121	82.76	693	22.88	12.34
Investor Occupied	65	11,713,716	2.02	180,211	8.548	85.68	670	30.62	0.00
Total:	3,187	580,077,039	100.00	182,014	8.271	83.16	641	22.93	7.83

Geographic Distribution of the Mortgage Properties Related to the Aggregate Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
SOUTHERN CALIFORNIA	534	140,633,718	24.24	263,359	7.961	81.68	657	15.38	9.94
FLORIDA	340	56,464,681	9.73	166,073	8.293	82.30	637	18.95	7.63
NORTHERN CALIFORNIA	184	51,590,454	8.89	280,383	8.036	82.00	652	18.64	10.19
ARIZONA	162	29,385,571	5.07	181,392	8.336	83.43	635	20.59	6.76
ILLINOIS	179	28,018,131	4.83	156,526	8.271	82.20	636	27.70	4.97
NEW YORK	103	27,922,044	4.81	271,088	8.188	83.15	645	22.49	7.11
MARYLAND	129	25,758,317	4.44	199,677	8.408	83.30	623	33.99	8.61
TEXAS	182	22,062,708	3.80	121,224	8.393	85.17	637	39.06	8.94
VIRGINIA	111	20,276,513	3.50	182,671	8.476	83.65	627	28.88	7.29
NEW JERSEY	91	19,878,478	3.43	218,445	8.274	81.84	633	30.15	7.25
Other	1,172	158,086,424	27.25	134,886	8.550	85.07	630	26.40	5.95
Total:	3,187	580,077,039	100.00	182,014	8.271	83.16	641	22.93	7.83

Zip Code Distribution of the Mortgage Properties Related of the Aggregate Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
92563	10	2,877,474	0.50	287,747	8.367	81.79	655	0.00	14.96
11233	6	2,333,177	0.40	388,863	8.757	84.16	691	40.74	10.81
95122	5	2,301,243	0.40	460,249	8.001	81.66	644	0.00	5.48
93535	11	2,250,829	0.39	204,621	7.649	82.08	675	38.36	7.76
92503	8	2,170,787	0.37	271,348	8.221	87.48	659	17.07	7.71
94534	4	2,155,673	0.37	538,918	7.856	77.92	655	0.00	9.04
92592	3	1,963,950	0.34	654,650	7.702	80.41	629	63.58	0.00
92376	7	1,848,562	0.32	264,080	7.636	76.91	659	9.19	3.95
91710	4	1,718,476	0.30	429,619	7.878	81.35	635	29.25	6.98
91343	7	1,716,593	0.30	245,228	7.749	83.37	646	0.00	16.83
Other	3,122	558,740,276	96.32	178,969	8.280	83.21	640	23.07	7.80
Total:	3,187	580,077,039	100.00	182,014	8.271	83.16	641	22.93	7.83

Original Term to Maturity of the Aggregate Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	772	46,461,772	8.01	60,184	11.147	98.84	653	22.01	97.78
181 to 240	6	786,683	0.14	131,114	8.280	71.47	595	18.65	0.00
301 to 360	2,409	532,828,584	91.85	221,182	8.020	81.81	640	23.01	0.00
Total:	3,187	580,077,039	100.00	182,014	8.271	83.16	641	22.93	7.83

Remaining Term to Maturity of the Aggregate Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	772	46,461,772	8.01	60,184	11.147	98.84	653	22.01	97.78
181 to 240	6	786,683	0.14	131,114	8.280	71.47	595	18.65	0.00
301 to 360	2,409	532,828,584	91.85	221,182	8.020	81.81	640	23.01	0.00
Total:	3,187	580,077,039	100.00	182,014	8.271	83.16	641	22.93	7.83

Product Type of the Aggregate Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR—40 YR AMTERM	1,081	261,169,390	45.02	241,600	8.087	82.26	635	16.08	0.00
2/6 MONTH LIBOR	628	107,486,319	18.53	171,157	8.352	82.24	624	27.85	0.00
2/6 MONTH LIBOR—60 MONTH IO	167	55,539,751	9.57	332,573	7.546	80.85	675	20.94	0.00
2/6 MONTH LIBOR -120 MONTH IO	11	2,728,747	0.47	248,068	7.349	81.60	672	31.36	0.00
3/6 MONTH LIBOR—40 YR AMTERM	53	11,871,325	2.05	223,987	8.156	85.55	647	9.67	0.00
3/6 MONTH LIBOR	40	7,384,690	1.27	184,617	7.982	81.80	632	31.48	0.00
3/6 MONTH LIBOR—60 MONTH IO	8	2,818,850	0.49	352,356	7.778	82.17	668	14.53	0.00
3/6 MONTH LIBOR -120 MONTH IO	1	191,560	0.03	191,560	6.660	80.00	665	0.00	0.00
5/6 MONTH LIBOR—60 MONTH IO	3	1,037,000	0.18	345,667	7.806	78.67	623	20.06	0.00
5/6 MONTH LIBOR—40 YR AMTERM	3	710,796	0.12	236,932	7.569	86.86	676	12.87	0.00
5/6 MONTH LIBOR	2	327,641	0.06	163,820	8.291	78.08	625	37.81	0.00
10/6 MONTH LIBOR -120 MONTH IO	26	8,724,993	1.50	335,577	6.799	77.65	718	14.70	0.00
10/6 MONTH LIBOR—40 YR AMTERM	17	5,443,926	0.94	320,231	7.139	82.14	698	49.87	0.00
10/6 MONTH LIBOR	11	2,607,581	0.45	237,053	7.371	78.73	703	44.25	0.00
10/6 MONTH LIBOR—60 MONTH IO	1	259,915	0.04	259,915	6.990	37.14	689	100.00	0.00
10/1 ARM 1YR LIBOR -120 MONTH IO	4	1,478,800	0.25	369,700	6.675	80.00	726	62.48	0.00
10/1 ARM 1YR LIBOR—40 YR AMTERM	1	174,583	0.03	174,583	6.725	80.00	730	0.00	0.00
15YR BALLOON	691	40,555,885	6.99	58,692	11.147	99.42	653	23.10	99.75
30YR FXD	251	40,337,193	6.95	160,706	7.996	80.19	633	44.55	0.00
BALLOON OTHER—40 YR AMTERM	158	25,904,932	4.47	163,955	8.555	83.94	632	35.74	17.88
30YR FXD—60 MONTH IO	5	1,263,001	0.22	252,600	7.487	76.01	649	53.76	0.00
15YR FXD	18	1,213,106	0.21	67,395	8.628	79.08	627	38.66	28.13
20YR FXD	6	786,683	0.14	131,114	8.280	71.47	595	18.65	0.00
10 YR FIXED	1	60,374	0.01	60,374	9.000	80.00	616	100.00	0.00
Total:	3,187	580,077,039	100.00	182,014	8.271	83.16	641	22.93	7.83

Prepayment Penalty Term of the Aggregate Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
0	868	147,904,935	25.50	170,397	8.587	84.54	638	25.51	12.14
12	150	36,046,048	6.21	240,307	8.280	81.58	647	14.32	5.06
18	3	1,047,227	0.18	349,076	6.971	87.09	703	47.29	0.00
24	1,788	324,888,679	56.01	181,705	8.251	83.25	638	20.00	7.68
30	4	773,011	0.13	193,253	8.170	87.62	646	22.60	0.00
36	374	69,417,139	11.97	185,607	7.704	80.50	651	35.22	1.02
Total:	3,187	580,077,039	100.00	182,014	8.271	83.16	641	22.93	7.83

Credit Grade of the Aggregate Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	931	177,787,716	30.65	190,964	7.976	82.62	681	19.55	12.49
A	633	109,479,885	18.87	172,954	8.285	83.29	620	29.29	12.61
N/A*	528	97,310,636	16.78	184,300	7.989	83.35	642	16.53	0.00
MS1	257	53,799,648	9.27	209,337	8.376	85.31	683	5.93	7.11
A-	212	35,285,987	6.08	166,443	8.407	81.55	590	56.71	9.42
MS2	175	28,484,152	4.91	162,767	8.751	85.23	635	3.60	4.90
B+	94	18,221,007	3.14	193,841	8.599	82.18	570	60.38	0.00
B	77	15,283,626	2.63	198,489	8.913	78.62	542	47.77	0.22
MS3	103	14,861,500	2.56	144,286	8.822	85.86	608	12.45	4.39
MS4	63	10,059,455	1.73	159,674	9.331	90.00	586	15.38	0.00
MS6	43	5,984,865	1.03	139,183	9.600	76.37	530	12.33	0.00
C	27	5,281,924	0.91	195,627	9.498	77.00	525	43.07	0.00
MS5	32	5,118,794	0.88	159,962	9.505	80.28	560	6.06	0.00
A+	5	2,012,803	0.35	402,561	8.329	87.63	611	31.32	0.00
AL	7	1,105,042	0.19	157,863	6.934	83.30	736	17.52	16.48
Total:	3,187	580,077,039	100.00	182,014	8.271	83.16	641	22.93	7.83
* EquiFirst does not generate Credit Grades.

Next Adjustment Date for the Adjustable-Rate Aggregate Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2007-12-01	3	690,502	0.15	230,167	7.730	84.59	623	18.23	0.00
2008-01-01	11	2,158,601	0.46	196,236	8.797	85.64	624	14.10	0.00
2008-02-01	8	1,180,326	0.25	147,541	8.043	81.24	621	17.73	0.00
2008-03-01	44	8,246,622	1.75	187,423	8.567	83.35	637	20.34	0.00
2008-04-01	252	54,061,922	11.50	214,531	8.342	86.89	638	13.41	0.00
2008-04-02	1	63,948	0.01	63,948	9.375	100.00	642	0.00	0.00
2008-05-01	1,363	319,448,432	67.97	234,372	8.008	81.37	637	21.41	0.00
2008-06-01	198	40,094,582	8.53	202,498	8.141	80.71	640	14.90	0.00
2008-07-01	7	979,271	0.21	139,896	8.623	79.17	619	48.76	0.00
2009-03-01	4	1,470,700	0.31	367,675	7.950	86.56	673	24.21	0.00
2009-04-01	14	3,265,076	0.69	233,220	8.757	87.93	629	11.98	0.00
2009-05-01	68	14,126,621	3.01	207,744	7.927	82.86	647	15.89	0.00
2009-06-01	16	3,404,027	0.72	212,752	7.846	82.75	642	26.16	0.00
2010-12-01	1	203,762	0.04	203,762	7.525	76.92	679	0.00	0.00
2011-04-01	1	594,000	0.13	594,000	7.500	90.00	621	0.00	0.00
2011-05-01	5	1,153,796	0.25	230,759	7.818	77.88	657	25.96	0.00
2011-06-01	1	123,879	0.03	123,879	9.550	80.00	537	100.00	0.00
2016-03-01	2	119,685	0.03	59,843	9.342	65.91	558	66.64	0.00
2016-04-01	2	721,600	0.15	360,800	6.382	80.00	733	0.00	0.00
2016-05-01	51	16,197,426	3.45	317,597	7.017	78.36	709	31.27	0.00
2016-06-01	5	1,651,086	0.35	330,217	6.595	83.02	729	72.07	0.00
Total:	2,057	469,955,866	100.00	228,467	8.031	82.02	641	20.22	0.00

Gross Margins of the Adjustable-Rate Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	50	10,575,313	2.25	211,506	7.398	80.90	686	24.21	0.00
4.001 to 4.500	85	18,071,544	3.85	212,606	7.367	81.22	650	9.32	0.00
4.501 to 5.000	149	28,847,267	6.14	193,606	7.691	82.50	647	23.62	0.00
5.001 to 5.500	216	51,656,956	10.99	239,153	7.698	81.33	645	26.34	0.00
5.501 to 6.000	259	64,833,565	13.80	250,323	7.506	80.20	647	29.98	0.00
6.001 to 6.500	407	107,970,220	22.97	265,283	7.810	80.89	647	19.76	0.00
6.501 to 7.000	372	84,422,855	17.96	226,943	8.195	81.62	633	17.50	0.00
7.001 to 7.500	269	59,401,644	12.64	220,824	8.622	83.91	628	15.84	0.00
7.501 to 8.000	150	29,051,146	6.18	193,674	9.007	85.82	625	14.97	0.00
8.001 to 8.500	35	6,768,347	1.44	193,381	9.304	87.13	643	3.57	0.00
8.501 to 9.000	34	5,107,070	1.09	150,208	9.799	90.52	621	13.89	0.00
9.001 to 9.500	11	1,407,516	0.30	127,956	10.338	87.40	609	0.00	0.00
9.501 to 10.000	10	958,584	0.20	95,858	10.704	87.23	586	0.00	0.00
10.001 to 10.500	7	718,329	0.15	102,618	11.300	87.96	584	17.57	0.00
11.001 to 11.500	2	112,439	0.02	56,219	12.375	95.20	593	0.00	0.00
11.501 to 12.000	1	53,069	0.01	53,069	12.875	84.99	568	0.00	0.00
Total:	2,057	469,955,866	100.00	228,467	8.031	82.02	641	20.22	0.00

Minimum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	5	1,653,383	0.35	330,677	6.680	80.00	727	55.89	0.00
5.001 to 5.500	1	293,430	0.06	293,430	9.375	80.00	620	0.00	0.00
5.501 to 6.000	7	2,321,928	0.49	331,704	5.957	76.60	724	21.70	0.00
6.001 to 6.500	51	15,691,100	3.34	307,669	6.366	79.99	698	32.72	0.00
6.501 to 7.000	155	46,371,022	9.87	299,168	6.840	78.61	675	30.52	0.00
7.001 to 7.500	362	87,652,150	18.65	242,133	7.312	80.73	658	19.13	0.00
7.501 to 8.000	490	117,715,785	25.05	240,236	7.819	81.64	644	18.69	0.00
8.001 to 8.500	324	74,640,747	15.88	230,373	8.290	82.28	633	14.69	0.00
8.501 to 9.000	264	55,066,803	11.72	208,586	8.780	82.42	624	15.97	0.00
9.001 to 9.500	154	31,738,605	6.75	206,095	9.291	86.61	611	21.24	0.00
9.501 to 10.000	146	22,894,520	4.87	156,812	9.787	87.92	581	26.41	0.00
10.001 to 10.500	55	8,819,137	1.88	160,348	10.308	84.50	583	20.21	0.00
10.501 to 11.000	30	3,523,503	0.75	117,450	10.750	86.89	562	31.07	0.00
11.001 to 11.500	8	780,641	0.17	97,580	11.286	87.32	587	16.17	0.00
11.501 to 12.000	2	627,602	0.13	313,801	11.793	75.40	544	0.00	0.00
12.001 to 12.500	2	112,439	0.02	56,219	12.375	95.20	593	0.00	0.00
12.501 to 13.000	1	53,069	0.01	53,069	12.875	84.99	568	0.00	0.00
Total:	2,057	469,955,866	100.00	228,467	8.031	82.02	641	20.22	0.00

Maximum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11.501 to 12.000	5	1,653,383	0.35	330,677	6.680	80.00	727	55.89	0.00
12.001 to 12.500	8	2,677,946	0.57	334,743	6.009	75.72	707	32.11	0.00
12.501 to 13.000	50	15,180,520	3.23	303,610	6.404	80.10	703	29.67	0.00
13.001 to 13.500	285	73,773,337	15.70	258,854	7.034	79.84	667	25.04	0.00
13.501 to 14.000	309	74,801,673	15.92	242,077	7.441	80.87	654	20.31	0.00
14.001 to 14.500	391	97,113,942	20.66	248,373	7.853	81.30	642	21.52	0.00
14.501 to 15.000	294	69,873,214	14.87	237,664	8.188	81.70	638	12.71	0.00
15.001 to 15.500	259	56,697,979	12.06	218,911	8.655	82.71	623	16.59	0.00
15.501 to 16.000	178	32,513,747	6.92	182,661	9.152	85.32	602	25.85	0.00
16.001 to 16.500	122	23,633,540	5.03	193,718	9.564	87.02	607	16.76	0.00
16.501 to 17.000	81	11,725,437	2.50	144,758	9.844	89.70	598	18.08	0.00
17.001 to 17.500	46	6,675,121	1.42	145,111	10.411	84.38	593	11.06	0.00
17.501 to 18.000	17	2,639,507	0.56	155,265	10.973	85.84	570	20.96	0.00
18.001 to 18.500	8	780,641	0.17	97,580	11.286	87.32	587	16.17	0.00
18.501 to 19.000	1	50,371	0.01	50,371	11.999	80.00	561	0.00	0.00
19.001 to 19.500	2	112,439	0.02	56,219	12.375	95.20	593	0.00	0.00
19.501 to 20.000	1	53,069	0.01	53,069	12.875	84.99	568	0.00	0.00
Total:	2,057	469,955,866	100.00	228,467	8.031	82.02	641	20.22	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	2	275,474	0.06	137,737	8.403	35.30	593	47.09	0.00
1.500	2	285,330	0.06	142,665	8.744	82.99	569	47.55	0.00
2.000	34	14,949,887	3.18	439,703	7.716	79.75	680	7.49	0.00
3.000	1,959	435,241,141	92.61	222,175	8.088	82.25	636	20.08	0.00
5.000	60	19,204,033	4.09	320,067	6.979	79.17	708	32.57	0.00
Total:	2,057	469,955,866	100.00	228,467	8.031	82.02	641	20.22	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	1,505	358,798,036	76.35	238,404	7.890	81.27	640	24.00	0.00
1.500	547	109,504,446	23.30	200,191	8.516	84.50	641	7.30	0.00
2.000	5	1,653,383	0.35	330,677	6.680	80.00	727	55.89	0.00
Total:	2,057	469,955,866	100.00	228,467	8.031	82.02	641	20.22	0.00

Appendix 2-

Computational Material

Derivative Notional Schedules
Period	Accrual Start	Accrual End	Swap Notional Balance ($)	Swap Strike Rate (%)	Cap Notional Balance ($)	Cap Strike Rate (%)	Total Derivative Notional Balance ($)
1	8/30/2006	9/25/2006	580,077,000	5.60%	0	5.60%	580,077,000
2	9/25/2006	10/25/2006	572,359,000	5.60%	0	5.60%	572,359,000
3	10/25/2006	11/25/2006	562,765,000	5.60%	0	5.60%	562,765,000
4	11/25/2006	12/25/2006	551,301,000	5.60%	0	5.60%	551,301,000
5	12/25/2006	1/25/2007	538,003,000	5.60%	0	5.60%	538,003,000
6	1/25/2007	2/25/2007	522,911,000	5.60%	0	5.60%	522,911,000
7	2/25/2007	3/25/2007	506,098,000	5.60%	12,965,000	5.60%	519,063,000
8	3/25/2007	4/25/2007	487,642,000	5.60%	16,196,000	5.60%	503,838,000
9	4/25/2007	5/25/2007	467,653,000	5.60%	19,667,000	5.60%	487,320,000
10	5/25/2007	6/25/2007	446,256,000	5.60%	23,341,000	5.60%	469,597,000
11	6/25/2007	7/25/2007	425,849,000	5.60%	26,675,000	5.60%	452,524,000
12	7/25/2007	8/25/2007	406,389,000	5.60%	29,689,000	5.60%	436,078,000
13	8/25/2007	9/25/2007	387,832,000	5.60%	32,406,000	5.60%	420,238,000
14	9/25/2007	10/25/2007	370,135,000	5.60%	34,846,000	5.60%	404,981,000
15	10/25/2007	11/25/2007	353,258,000	5.60%	37,026,000	5.60%	390,284,000
16	11/25/2007	12/25/2007	337,157,000	5.60%	38,967,000	5.60%	376,124,000
17	12/25/2007	1/25/2008	321,801,000	5.60%	40,683,000	5.60%	362,484,000
18	1/25/2008	2/25/2008	307,156,000	5.60%	42,188,000	5.60%	349,344,000
19	2/25/2008	3/25/2008	293,180,000	5.60%	43,502,000	5.60%	336,682,000
20	3/25/2008	4/25/2008	279,788,000	5.60%	44,647,000	5.60%	324,435,000
21	4/25/2008	5/25/2008	254,567,000	5.60%	48,389,000	5.60%	302,956,000
22	5/25/2008	6/25/2008	231,903,000	5.60%	51,139,000	5.60%	283,042,000
23	6/25/2008	7/25/2008	211,564,000	5.60%	53,057,000	5.60%	264,621,000
24	7/25/2008	8/25/2008	193,275,000	5.60%	54,268,000	5.60%	247,543,000
25	8/25/2008	9/25/2008	176,843,000	5.70%	54,885,000	5.70%	231,728,000
26	9/25/2008	10/25/2008	167,691,000	5.70%	54,444,000	5.70%	222,135,000
27	10/25/2008	11/25/2008	159,042,000	5.70%	53,917,000	5.70%	212,959,000
28	11/25/2008	12/25/2008	150,864,000	5.70%	53,315,000	5.70%	204,179,000
29	12/25/2008	1/25/2009	143,131,000	5.70%	52,648,000	5.70%	195,779,000
30	1/25/2009	2/25/2009	135,816,000	5.70%	51,924,000	5.70%	187,740,000
31	2/25/2009	3/25/2009	128,896,000	5.70%	51,149,000	5.70%	180,045,000
32	3/25/2009	4/25/2009	122,348,000	5.70%	50,332,000	5.70%	172,680,000
33	4/25/2009	5/25/2009	116,151,000	5.70%	49,477,000	5.70%	165,628,000
34	5/25/2009	6/25/2009	110,287,000	5.70%	48,591,000	5.70%	158,878,000
35	6/25/2009	7/25/2009	104,736,000	5.70%	47,680,000	5.70%	152,416,000
36	7/25/2009	8/25/2009	99,481,000	5.70%	46,748,000	5.70%	146,229,000
37	8/25/2009	9/25/2009	94,505,000	5.70%	45,799,000	5.70%	140,304,000
38	9/25/2009	10/25/2009	89,793,000	5.70%	44,838,000	5.70%	134,631,000
39	10/25/2009	11/25/2009	85,330,000	5.70%	43,867,000	5.70%	129,197,000
40	11/25/2009	12/25/2009	81,103,000	5.70%	42,891,000	5.70%	123,994,000
41	12/25/2009	1/25/2010	77,098,000	5.70%	41,912,000	5.70%	119,010,000
42	1/25/2010	2/25/2010	73,303,000	5.70%	40,932,000	5.70%	114,235,000
43	2/25/2010	3/25/2010	69,706,000	5.70%	39,955,000	5.70%	109,661,000
44	3/25/2010	4/25/2010	66,298,000	5.70%	38,982,000	5.70%	105,280,000
45	4/25/2010	5/25/2010	63,066,000	5.70%	38,016,000	5.70%	101,082,000
46	5/25/2010	6/25/2010	60,003,000	5.70%	37,057,000	5.70%	97,060,000
47	6/25/2010	7/25/2010	57,097,000	5.70%	36,108,000	5.70%	93,205,000
48	7/25/2010	8/25/2010	54,342,000	5.70%	35,170,000	5.70%	89,512,000
49	8/25/2010	9/25/2010	51,729,000	5.70%	34,244,000	5.70%	85,973,000
50	9/25/2010	10/25/2010	49,249,000	5.70%	33,330,000	5.70%	82,579,000
51	10/25/2010	11/25/2010	46,896,000	5.70%	32,431,000	5.70%	79,327,000
52	11/25/2010	12/25/2010	44,664,000	5.70%	31,547,000	5.70%	76,211,000
53	12/25/2010	1/25/2011	42,544,000	5.70%	30,677,000	5.70%	73,221,000
54	1/25/2011	2/25/2011	40,532,000	5.70%	29,824,000	5.70%	70,356,000
55	2/25/2011	3/25/2011	38,622,000	5.70%	28,987,000	5.70%	67,609,000
56	3/25/2011	4/25/2011	36,808,000	5.70%	28,167,000	5.70%	64,975,000
57	4/25/2011	5/25/2011	35,085,000	5.70%	27,364,000	5.70%	62,449,000
58	5/25/2011	6/25/2011	33,449,000	5.70%	26,578,000	5.70%	60,027,000
59	6/25/2011	7/25/2011	31,892,000	5.70%	25,808,000	5.70%	57,700,000
60	7/25/2011	8/25/2011	30,414,000	5.70%	25,055,000	5.70%	55,469,000
61	8/25/2011	9/25/2011	0		0		0

Derivative Notional Schedules

Sensitivity Analysis
To Optional Termination

Class A-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.71	1.24	1.00	0.84	0.72
Principal Window (mos)	1 - 40	1 - 27	1 - 22	1 - 19	1 - 16

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	4.06	2.67	2.00	1.71	1.49
Principal Window (mos)	40 - 61	27 - 40	22 - 28	19 - 23	16 - 20

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.49	4.92	3.25	2.21	1.86
Principal Window (mos)	61 - 131	40 - 86	28 - 63	23 - 32	20 - 26

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	12.75	8.39	6.12	3.85	2.41
Principal Window (mos)	131 - 158	86 - 104	63 - 76	32 - 58	26 - 33

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.50	3.68	3.60	4.05	3.67
Principal Window (mos)	50 - 85	37 - 56	41 - 46	45 - 53	33 - 46

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.47	6.21	4.59	4.69	3.82
Principal Window (mos)	85 - 153	56 - 101	46 - 73	53 - 58	46 - 46

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	13.14	8.64	6.31	4.82	3.82
Principal Window (mos)	153 - 158	101 - 104	73 - 76	58 - 58	46 - 46

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.64	5.69	4.43	3.98	3.69
Principal Window (mos)	50 - 158	37 - 104	40 - 76	43 - 58	43 - 46

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.64	5.69	4.41	3.89	3.53
Principal Window (mos)	50 - 158	37 - 104	39 - 76	42 - 58	40 - 46

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.64	5.69	4.39	3.83	3.41
Principal Window (mos)	50 - 158	37 - 104	39 - 76	41 - 58	39 - 46

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.64	5.69	4.37	3.76	3.31
Principal Window (mos)	50 - 158	37 - 104	38 - 76	39 - 58	37 - 46

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.64	5.69	4.36	3.72	3.24
Principal Window (mos)	50 - 158	37 - 104	38 - 76	39 - 58	36 - 46

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.64	5.69	4.34	3.68	3.20
Principal Window (mos)	50 - 158	37 - 104	37 - 76	38 - 58	35 - 46

Class M-10 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.58	5.66	4.30	3.65	3.13
Principal Window (mos)	50 - 158	37 - 104	37 - 76	38 - 58	35 - 46

Class M-11 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.06	5.31	4.04	3.43	2.97
Principal Window (mos)	50 - 147	37 - 97	37 - 70	37 - 54	34 - 43

(1) Approximately 3.22% of the mortgage pool consists of 10 Year Hybrid Adjustable-Rate Mortgage Loans (run at the same pricing speed as the Fixed-Rate Mortgage Loans).

Sensitivity Analysis
To Maturity

Class A-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.71	1.24	1.00	0.84	0.72
Principal Window (mos)	1 - 40	1 - 27	1 - 22	1 - 19	1 - 16

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	4.06	2.67	2.00	1.71	1.49
Principal Window (mos)	40 - 61	27 - 40	22 - 28	19 - 23	16 - 20

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.49	4.92	3.25	2.21	1.86
Principal Window (mos)	61 - 131	40 - 86	28 - 63	23 - 32	20 - 26

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	15.57	10.63	7.85	5.18	2.41
Principal Window (mos)	131 - 322	86 - 229	63 - 177	32 - 141	26 - 33

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.50	3.68	3.60	4.05	3.95
Principal Window (mos)	50 - 85	37 - 56	41 - 46	45 - 53	33 - 55

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.47	6.21	4.59	4.78	5.32
Principal Window (mos)	85 - 153	56 - 101	46 - 73	53 - 63	55 - 77

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	16.68	11.50	8.48	6.61	7.52
Principal Window (mos)	153 - 275	101 - 188	73 - 147	63 - 114	77 - 113

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.33	6.27	4.86	4.32	3.96
Principal Window (mos)	50 - 241	37 - 172	40 - 126	43 - 97	43 - 78

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.28	6.24	4.81	4.21	3.78
Principal Window (mos)	50 - 232	37 - 165	39 - 121	42 - 93	40 - 74

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.21	6.19	4.75	4.11	3.63
Principal Window (mos)	50 - 220	37 - 156	39 - 114	41 - 88	39 - 70

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.12	6.12	4.67	4.01	3.51
Principal Window (mos)	50 - 207	37 - 146	38 - 107	39 - 82	37 - 65

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.97	6.01	4.58	3.90	3.39
Principal Window (mos)	50 - 191	37 - 135	38 - 98	39 - 75	36 - 60

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.87	5.87	4.47	3.78	3.28
Principal Window (mos)	50 - 177	37 - 122	37 - 89	38 - 68	35 - 54

Class M-10 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.61	5.68	4.31	3.67	3.14
Principal Window (mos)	50 - 166	37 - 110	37 - 80	38 - 61	35 - 48

Class M-11 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.06	5.31	4.04	3.43	2.97
Principal Window (mos)	50 - 147	37 - 97	37 - 70	37 - 54	34 - 43

(1) Approximately 3.22% of the mortgage pool consists of 10 Year Hybrid Adjustable-Rate Mortgage Loans (run at the same pricing speed as the Fixed-Rate Mortgage Loans).

Net WAC Rate Cap for Class A and Class M Certificates

Period	NWC(1)	NWC(2)	Period	NWC(1)	NWC(2)

1	8.95%	23.56%	41	10.00%	21.49%
2	7.59%	22.09%	42	9.99%	21.39%
3	7.51%	21.93%	43	10.81%	22.27%
4	7.59%	21.90%	44	9.98%	21.18%
5	7.51%	21.70%	45	10.23%	21.38%
6	7.51%	21.56%	46	9.96%	21.12%
7	7.77%	21.99%	47	10.21%	21.34%
8	7.51%	21.64%	48	9.95%	20.92%
9	7.60%	21.62%	49	9.94%	20.82%
10	7.51%	21.41%	50	10.19%	21.04%
11	7.61%	21.38%	51	9.92%	20.62%
12	7.51%	21.17%	52	10.18%	20.88%
13	7.51%	21.05%	53	9.91%	20.46%
14	7.62%	21.03%	54	9.90%	20.37%
15	7.52%	20.82%	55	10.75%	21.32%
16	7.63%	20.80%	56	9.88%	20.18%
17	7.52%	20.59%	57	10.15%	20.42%
18	7.52%	20.47%	58	9.87%	20.01%
19	7.76%	20.59%	59	10.14%	20.25%
20	7.52%	20.25%	60	9.86%	19.84%
21	7.66%	20.14%	61	9.88%	11.52%
22	9.55%	21.80%	62	10.20%	11.89%
23	9.75%	21.76%	63	9.86%	11.49%
24	9.53%	21.33%	64	10.18%	11.85%
25	9.46%	21.03%	65	9.84%	11.45%
26	9.67%	21.11%	66	9.83%	11.43%
27	9.46%	20.79%	67	10.50%	12.20%
28	10.18%	21.64%	68	9.81%	11.40%
29	9.95%	21.28%	69	10.13%	11.76%
30	9.94%	21.17%	70	9.79%	11.37%
31	10.69%	21.83%	71	10.11%	11.73%
32	9.93%	20.94%	72	9.78%	11.33%
33	10.17%	21.07%	73	9.77%	11.31%
34	10.04%	21.53%	74	10.08%	11.67%
35	10.27%	21.69%	75	9.75%	11.28%
36	10.02%	21.30%	76	10.06%	11.63%
37	10.01%	21.19%
38	10.26%	21.36%
39	10.00%	20.98%
40	10.26%	21.91%

(1) Assumes 1mLIBOR, 6mLIBOR and 1yLIBOR remain constant at 5.4300%, 5.5100%, and 5.5300% respectively and the cashflows are run to the Optional Termination at the pricing speed.
(2) Assumes 1mLIBOR, 6mLIBOR and 1yLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.

Breakeven Table

Static LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s/DBRS)	AA+ / Aa1 / AA (high)	AA / Aa2 / AA	AA / Aa3 / AA (low)	AA- / A1 / A (high)

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	26.91	21.51	18.73	16.48
Collateral Loss (%)	19.86	17.14	15.56	14.18

Class	M5	M6	M7	M8
Rating (S&P/Moody’s/DBRS)	A+ / A2 / A	A- / A3 / A	BBB+ / Baa1 / A (low)	BBB / Baa2 / BBB (high)

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	14.37	12.49	10.77	9.33
Collateral Loss (%)	12.80	11.48	10.21	9.07

Class	M9	M10	M11
Rating (S&P/Moody’s/DBRS)	BBB- / Baa3 / BBB	BB+ / Ba1 / BBB (low)	BB / Ba2 / BBB (low)

Loss Severity (%)	40.00	40.00	40.00
Default (CDR) (%)	8.27	7.42	6.68
Collateral Loss (%)	8.20	7.48	6.83

Forward LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s/DBRS)	AA+ / Aa1 / AA (high)	AA / Aa2 / AA	AA / Aa3 / AA (low)	AA- / A1 / A (high)

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	26.90	21.51	18.72	16.47
Collateral Loss (%)	19.86	17.14	15.55	14.18

Class	M5	M6	M7	M8
Rating (S&P/Moody’s/DBRS)	A+ / A2 / A	A- / A3 / A	BBB+ / Baa1 / A (low)	BBB / Baa2 / BBB (high)

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	14.37	12.48	10.76	9.32
Collateral Loss (%)	12.80	11.48	10.20	9.07

Class	M9	M10	M11
Rating (S&P/Moody’s/DBRS)	BBB- / Baa3 / BBB	BB+ / Ba1 / BBB (low)	BB / Ba2 / BBB (low)

Loss Severity (%)	40.00	40.00	40.00
Default (CDR) (%)	8.26	7.41	6.68
Collateral Loss (%)	8.19	7.47	6.83

Assumptions:
Run at Pricing Speed to Maturity
All Trigger Events failing
12 month lag to recovery
“Break” is the CDR that creates the first dollar loss on the related bond
Defaults are in addition to prepayments
Servicer advances 100% of principal and interest until liquidation

Excess Spread

Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	1y Fwd LIBOR (%)	Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	1y Fwd LIBOR(%)
1	2.96550	2.96550	5.4300	5.5100	5.5300	47	4.52695	4.52430	5.4240	5.5099	5.5620
2	2.01844	2.01884	5.4792	5.5515	5.5324	48	4.40283	4.39328	5.4357	5.5188	5.5707
3	2.01338	2.01554	5.5326	5.5516	5.5130	49	4.39394	4.38206	5.4395	5.5272	5.5764
4	2.01880	2.01860	5.4773	5.5347	5.4898	50	4.50602	4.48825	5.4496	5.5360	5.5829
5	2.01116	2.01125	5.4566	5.5251	5.4641	51	4.37477	4.34884	5.4620	5.5433	5.5896
6	2.00987	2.00951	5.4854	5.5159	5.4407	52	4.48911	4.49085	5.4670	5.5482	5.5948
7	2.04479	2.04285	5.4918	5.4946	5.4189	53	4.35599	4.35101	5.4758	5.5532	5.6018
8	2.00688	2.00514	5.4860	5.4665	5.3930	54	4.34647	4.33238	5.4893	5.5583	5.6067
9	2.02229	2.02214	5.4326	5.4392	5.3707	55	4.72483	4.71209	5.4926	5.5604	5.6116
10	2.00322	2.00362	5.4237	5.4137	5.3538	56	4.33957	4.32214	5.4931	5.5632	5.6183
11	2.02443	2.02650	5.4077	5.3862	5.3374	57	4.46942	4.45327	5.4927	5.5683	5.6235
12	1.99913	2.00752	5.3534	5.3583	5.3213	58	4.34107	4.33583	5.4969	5.5731	5.6287
13	1.99696	2.00870	5.3366	5.3410	5.3135	59	4.46934	4.46175	5.5020	5.5789	5.6338
14	2.02658	2.04301	5.3112	5.3215	5.3061	60	4.33572	4.32463	5.5041	5.5849	5.6397
15	1.99237	2.01590	5.2798	5.3073	5.3020	61	4.36059	4.32053	5.5087	5.5925	5.6448
16	2.02730	2.05570	5.2599	5.3018	5.3024	62	4.54576	4.50223	5.5148	5.6015	5.6515
17	1.98744	2.02175	5.2453	5.2969	5.3025	63	4.35446	4.29780	5.5252	5.6070	5.6563
18	1.98483	2.02089	5.2494	5.2944	5.3066	64	4.54209	4.50704	5.5301	5.6120	5.6617
19	2.07267	2.11214	5.2332	5.2943	5.3105	65	4.35386	4.30841	5.5371	5.6163	5.6680
20	1.98077	2.02733	5.2247	5.2962	5.3161	66	4.35346	4.29446	5.5505	5.6215	5.6735
21	2.03605	2.08259	5.2450	5.3004	5.3223	67	4.72725	4.67152	5.5551	5.6237	5.6781
22	4.05056	4.10649	5.2324	5.3055	5.3299	68	4.35341	4.28828	5.5563	5.6269	5.6835
23	4.10129	4.16112	5.2316	5.3115	5.3368	69	4.54012	4.48171	5.5534	5.6309	5.6874
24	4.01314	4.07307	5.2524	5.3182	5.3447	70	4.35460	4.30174	5.5575	5.6355	5.6923
25	3.93222	3.99978	5.2440	5.3265	5.3534	71	4.54125	4.48757	5.5624	5.6418	5.6986
26	4.00526	4.07142	5.2474	5.3353	5.3614	72	4.35675	4.29525	5.5658	5.6468	5.7020
27	3.91683	3.97750	5.2721	5.3430	5.3706	73	4.35824	4.29050	5.5719	5.6526	5.7067
28	4.51485	4.48609	5.2663	5.3519	5.3806	74	4.54468	4.47630	5.5771	5.6592	5.7119
29	4.42028	4.39298	5.2731	5.3602	5.3903	75	4.36228	4.28261	5.5837	5.6626	5.7151
30	4.41073	4.37414	5.2991	5.3696	5.4019	76	4.54869	4.48561	5.5894	5.6663	5.7149
31	4.67691	4.63736	5.2967	5.3762	5.4110
32	4.39119	4.35780	5.2995	5.3832	5.4213
33	4.48122	4.43872	5.3189	5.3926	5.4310
34	4.49149	4.47336	5.3167	5.4024	5.4416
35	4.58054	4.55878	5.3234	5.4131	5.4514
36	4.46958	4.44189	5.3413	5.4242	5.4615
37	4.45830	4.43166	5.3413	5.4338	5.4716
38	4.52460	4.49387	5.3508	5.4440	5.4810
39	4.43844	4.39744	5.3744	5.4525	5.4924
40	4.55997	4.55382	5.3770	5.4600	5.5009
41	4.44785	4.43781	5.3869	5.4664	5.5110
42	4.44212	4.42421	5.4019	5.4743	5.5211
43	4.77314	4.75268	5.4046	5.4795	5.5289
44	4.42872	4.40843	5.4074	5.4851	5.5381
45	4.53728	4.51291	5.4146	5.4940	5.5462
46	4.41564	4.41709	5.4171	5.5008	5.5544

(1) Assumes 1mLIBOR, 6mLIBOR and 1yLIBOR remain constant at 5.4300%, 5.5100%, and 5.5300% respectively and the cashflows are run to the Optional Termination at the pricing speed.
(2)   Assumes 1mLIBOR, 6mLIBOR and 1yrLIBOR are run at the indicated forward curves, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.
(3)   Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Master Servicing Fee, the Credit Risk Manager Fee and any payments made to the Swap Provider), plus any payments made to the trust by the Swap Provider and Cap Provider, less the aggregate interest on the Certificates divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period (annualized).